Exhibit 5

March 12, 2009	ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER 051892-0101

MAKO Surgical Corp.

2555 Davie Road

Fort Lauderdale, FL 33317

Ladies and Gentlemen:

We have acted as counsel for MAKO Surgical Corp., a Delaware corporation (the “Company”), with respect to the preparation of a Registration Statement on Form S-8 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholder named therein of up to 741,075 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, in the manner set forth in the Prospectus. The Shares were awarded to the selling stockholder under the MAKO Surgical Corp. 2004 Stock Incentive Plan (the “Plan”).

In connection with our representation, we have examined: (1) the Plan; (2) the Registration Statement, including the Prospectus; (3) the Company’s Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws, each as amended to date; (4) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the Shares; and (5) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that:

1.	The Company is a corporation validly existing under the laws of the State of Delaware.

2.	The Shares are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

BOSTON BRUSSELS CENTURY CITY CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

MILW_8460695.2

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